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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                 Date of Report
                                 --------------
                                 January 11, 2001

                               Crosswalk.com, Inc.
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             (Exact name of registrant as specified in its Charter)

                                    Delaware
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                 (State or other jurisdiction of incorporation)

                                    00-22847
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                            (Commission File Number)

                                   54-1831588
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                        (IRS Employer Identification No.)

                      4100 Lafayette Center Dr., Suite 110
                            Chantilly, Virginia 20151
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               (Address of principal executive offices) (Zip Code)

                                 (703) 968-4808
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              (Registrant's telephone number, including area code)


                Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

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Item 5. Other

On January 11, 2001, Crosswalk.com, Inc. ("Crosswalk") issued a press release announcing the implementation of a company restructuring. The restructuring will, among other things, (see Item 6 below), involve the consolidation of functions to the Chantilly, VA headquarters, implementation of more cost-effective means of generating content and further proficiency in utilizing viral marketing. This action will result in staff reduction of fifteen, bringing total employment to forty-nine. A copy of Crosswalk's press release announcing this action is attached as Exhibit 99.1 hereto and is incorporated by reference into this Report.

Item 6. Resignation of Registrant's Directors.

On January 11, 2001, Crosswalk issued a press release announcing the implementation of a company restructuring which, among other things, (see Item 5 above), includes the appointment of Scott Fehrenbacher as President, CEO and director, succeeding William Parker, effective as of January 11, 2001. There was no dispute by Mr. Parker in this regard. Mr. Fehrenbacher was Vice President, Editor in Chief of Crosswalk. A copy of Crosswalk's press release announcing this change is attached as Exhibit 99.1 hereto and is incorporated by reference into this Report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) not applicable

(b) not applicable

(c) Exhibit 99.1 Press Release dated January 11, 2001 regarding Crosswalk.com, Inc.'s announcement of a company restructuring which includes the appointment of Scott Fehrenbacher as President, CEO and director, succeeding William Parker, effective as of January 11, 2001.


SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               Crosswalk.com, Inc.

Date: January 11, 2001                             By: /s/ J. Scott Fehrenbacher
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                                                   J. Scott Fehrenbacher
                                                   Chief Executive Officer and
                                                   President